UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 15, 2021

SMITH-MIDLAND CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13752	54-1727060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

P.O. Box 300, 5119 Catlett Road

Midland, Virginia 22728

(Address of principal executive offices)

 (540) 439-3266

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SMID	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2021 Smith-Midland Corporation (the “Company”) completed the acquisition of certain real property and, in a separate transaction, anticipates completing the acquisition of additional certain real property on or before November 24, 2021, totaling approximately 33.15 acres for approximately $3,600,000 pursuant to the agreements described below.

The Company entered into a Purchase and Sale Agreement, dated November 1, 2021, between the Company and Jeffrey A. Leonard, Patricia Ann Leonard and Al-Mara Farm, Incorporated, a Virginia stock corporation (the “Leonard and Al-Mara Purchase Agreement”). The real property acquired pursuant to the Leonard and Al-Mara Purchase Agreement consists of two parcels that are approximately 1.51 acres (“Parcel 1”) and 28.28 acres (“Parcel 2”), respectively, in Fauquier County, Virginia, together with all buildings, structures and improvements on such land. The purchase price for the real property totaled $3,300,000, including $525,000 for Parcel 1 and $2,775,000 for Parcel 2. This transaction closed on November 15, 2021.

The Company also entered into a Purchase and Sale Agreement, dated November 10, 2021, between the Company and Rodney I. Smith, the Chairman of the Board of Directors of the Company (the “Smith Purchase Agreement”). The real property to be acquired pursuant to the Smith Purchase Agreement consists of approximately 3.36 acres of land adjacent to the Company’s manufacturing plant in Fauquier County, Virginia, together with all buildings, structures and improvements on such land. The land to be acquired was previously leased to the Company by Rodney I. Smith and used by the Company for a storage area. Rodney I. Smith is the father of Ashley B. Smith, the Chief Executive Officer, President and a Director of the Company. The acquisition underwent a third-party appraisal to ensure a fair and independent valuation assessment. The purchase price for the real property is $295,000. This transaction is expected to close on or before November 24, 2021.

The Company funded the purchase price of all real property purchased under the Leonard and Al-Mara Purchase Agreement and expects to fund the Smith Purchase Agreement with cash on hand, with plans to pursue financing utilizing the properties as security through Summit Community Bank in the future.

The foregoing descriptions of the Leonard and Al-Mara Purchase Agreement and the Smith Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Leonard and Al-Mara Purchase Agreement and the Smith Purchase Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Exhibit Description
10.1	Purchase and Sale Agreement, dated November 1, 2021, between the Company and Jeffrey A. Leonard, Patricia Ann Leonard and Al-Mara Farm, Incorporated

10.2	Purchase and Sale Agreement, dated November 10, 2021, between the Company and Rodney I. Smith

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2021
SMITH-MIDLAND CORPORATION

	By:	/s/ Adam J. Krick
Adam J. Krick Chief Financial Officer

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